UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2013

ConAgra Foods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One ConAgra Drive, Omaha, Nebraska		68102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	402-240-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2013, ConAgra Foods, Inc. (the "Company") announced that Andre J. Hawaux, President, Consumer Foods, informed the Company of his intent to resign from the Company to become the chief financial officer of another public company in a different industry, allowing him to be located closer to extended family. Mr. Hawaux ceased to be an executive officer of the Company and hold his duties as President, Consumer Foods effective May 2, 2013. He will remain with the Company through May 26, 2013 (the last day of the Company’s fiscal 2013) to assist with a smooth transition of responsibilities. Mr. Hawaux successfully held key leadership positions within the Company during his tenure, initially joining the Company as Chief Financial Officer in 2006, and serving as President, Consumer Foods, since 2009.

The Company’s Board of Directors has appointed Tom McGough to serve as President, Consumer Foods, effective May 2, 2013. Mr. McGough joined the Company in 2007, and has provided leadership for many brand teams within ConAgra Foods, including Banquet, Hunt’s and Reddi-wip during his tenure. Since 2012, Mr. McGough has served as President, Grocery Products, leading the largest business within the Consumer Foods segment. Mr. McGough has over twenty years of experience in the branded packaged foods industry, beginning his career at H.J. Heinz in 1990. Mr. McGough received an M.B.A. from the Duke Fuqua School of Business and a bachelor’s degree from the Georgia Institute of Technology.

Item 7.01 Regulation FD Disclosure.

On May 2, 2013, the Company reaffirmed its fiscal 2013 earnings per share ("EPS") expectations. The Company continues to expect fiscal 2013 diluted EPS, adjusted for items impacting comparability, of approximately $2.15, and sequential volume improvement in the Consumer Foods segment.

This Current Report on Form 8-K includes the non-GAAP financial measure of diluted EPS, adjusted for items impacting comparability. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes this non-GAAP measure provides useful supplemental information to assess the Company’s operating performance and financial position. The inability to predict the timing and amount of future items impacting comparability makes a detailed reconciliation of EPS projections for Regulation G purposes impracticable.

Note on Forward Looking Statements.
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. These risks and uncertainties include, among other things: ConAgra Foods’ ability to realize the synergies and benefits contemplated by the acquisition of Ralcorp and ConAgra Foods’ ability to promptly and effectively integrate the business of Ralcorp; ConAgra Foods’ ability to consummate, and the timing to consummate, a potential joint venture combining the flour milling businesses of ConAgra Foods, Cargill and CHS; ConAgra Foods’ ability to realize the synergies and benefits contemplated by the potential joint venture among ConAgra Foods, Cargill and CHS; the ability and timing to obtain required regulatory approvals and satisfy other closing conditions related to the potential joint venture; expectations about future business plans, prospective performance and opportunities, regulatory approvals and the expected timing of the completion of the joint venture; availability and prices of raw materials, including any negative effects caused by inflation or adverse weather conditions; the effectiveness of ConAgra Foods’ product pricing, including any pricing actions and promotional changes; future economic circumstances; industry conditions; ConAgra Foods’ ability to execute its operating and restructuring plans; the success of ConAgra Foods’ innovation, marketing, including increased marketing investments, and cost-saving initiatives; the competitive environment and related market conditions; operating efficiencies; the ultimate impact of any ConAgra Foods’ product recalls; access to capital; ConAgra Foods’ success in efficiently and effectively integrating its acquisitions; actions of governments and regulatory factors affecting ConAgra Foods’ businesses, including the Patient Protection and Affordable Care Act; the amount and timing of repurchases of ConAgra Foods’ common stock, if any; and other risks described in ConAgra Foods’ reports filed with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Investors and security holders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. ConAgra Foods disclaims any obligation to update or revise statements contained in this Form 8-K to reflect future events or circumstances or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ConAgra Foods, Inc.

May 2, 2013	By:	/s/ Colleen Batcheler

Name: Colleen Batcheler
Title: EVP, General Counsel and Corporate Secretary